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                                                                   EXHIBIT 23.1

              REPORT ON FINANCIAL STATEMENT SCHEDULE AND CONSENT
                            OF INDEPENDENT AUDITORS

The Board of Directors
Interwoven, Inc.:

   The audit referred to in our report dated January 24, 2002 included the related financial statement schedule as of, and for the year ended December 31, 2001, as listed in the Index in Item 14(a)2 herein. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audit. In our opinion, the financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

   We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 333-88725, 333-39914, 333-42690, 333-46662, 333-49926 and
333-54250) of Interwoven, Inc. and subsidiaries of our report dated January 24, 2002, relating to the consolidated balance sheet of Interwoven, Inc. as of December 31, 2001, and the related consolidated statements of operations and comprehensive loss, stockholders' equity (deficit) and cash flows for the year ended December 31, 2001, and related financial statement schedule, which report appears in the December 31, 2001, annual report on Form 10-K of Interwoven, Inc.

                                          /s/  KPMG LLP

Mountain View, California
March 22, 2002